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                                                                     EXHIBIT 21

                          SUBSIDIARIES OF ARMKEL, LLC

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Name of Subsidiary
(As it is stated in its                                 State or Other Jurisdiction
organizational document under which it does business) of Incorporation or Organization
----------------------------------------------------- --------------------------------
Domestic:
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
     Armkel Condoms, LLC.............................          Delaware
     Armkel Depilatories, LLC........................          Delaware
     Armkel Diagnostics, LLC.........................          Delaware
     Armkel Dentures, LLC............................          Delaware
     Armkel Drops, LLC...............................          Delaware
     Armkel Cranbury, LLC............................          Delaware
     Armkel Products, LLC............................          Delaware
     Armkel Finance, Inc.............................          Delaware

International:
--------------
     Armkel Holding (Netherlands) B.V................          Netherlands
     Armkel Canada (Netherlands) B.V.................          Netherlands
     Armkel (Canada) Corp............................          Canada
     Horner Pharmaceuticals Inc......................          Canada
     Carter-Horner Inc...............................          Canada
     Carter Products (Australia) Pty Ltd.............          Australia
     CWA Superannuation Pty Ltd......................          Australia
     Armkel Company (France) S.A.S...................          France
     Sofibel S.A.S...................................          France
     Barbara Gould S.A.S.............................          France
     Laboratoires Sante Beaute S.A.S.................          France
     Laboratoires Fumouze S.A.S......................          France
     Armkel Company (U.K.) Limited...................          United Kingdom
     Carter Products Limited.........................          United Kingdom
     Denver Laboratories Limited.....................          United Kingdom
     Armkel Company de Mexico S. de R.L. de C.V......          Mexico
     Carter Wallace, S.A.............................          Mexico
     Armkel Company (Spain), S.r.l...................          Spain
     Icart, S.A......................................          Spain
     Armkel Company (Italy) S.r.l....................          Italy
     S.p.A. Italiana Laboratori Bouty................          Italy
     Technogenetics S.r.l............................          Italy
     Sanodent S.r.l..................................          Italy
     Carter-Wallace (N.Z.) Inc.......................          New Zealand
     Armkel Company (Cayman) Ltd.....................          Cayman Islands
     Carter Wallace (Hong Kong) Limited..............          Hong Kong
     Karlan International S.A........................          Luxembourg
     Teutonia Beteilingungsverwaltung Gmbh...........          Germany
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